Exhibit 99.1

Lender Presentation September 26, 2013

1 Safe Harbor This presentation contains “forward-looking statements” that involve risks and uncertainties. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) execution of an agreement to effect the Purchase (defined herein) and amendments to the Company’s debt instruments to effect the Purchase, (b) trends affecting the financial condition or results of operations of the Company, (c) the business and growth strategies of the Company (including the Company’s store opening growth rate and capital expenditures) and (d) expectations regarding completion and the financial terms of the Transactions (as defined herein), that are not historical in nature. Such statements are identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon our then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2 Speakers Stéphane Gonthier, President and CEO Frank Schools, CFO Adam Stein Dennis Gies Scott Nishi David Caputo Judith Fishlow Minter

3 Table of Contents I. Introduction II. Company Overview III. Recent Business Updates IV. Syndication Overview V. Public Q&A Appendix

4 Introduction

5 Business Update & Transaction Overview 99¢ Only Stores continues to post very strong performance – LTM EBITDA of $159.1million, $10.5 million higher than at closing of the original transaction – Q1’14 same-store sales of 4.9%(1) – 12 new stores opened so far in FY’14; pace of openings expected to accelerate due to strong new store pipeline The Company is in discussions with the Gold / Schiffer Family to purchase all of their outstanding stock and cancel all of their outstanding options (the “Purchase") – Total Purchase Consideration of $129.7 million – The Purchase is subject to legal documentation, which is currently under negotiation Today, the Company is launching a reprice and upsize of its TLB in conjunction with the Purchase – Reprice and upsize its existing Term Loan B by $100 million to $613.8 million • Existing and Incremental Term Loan B will be priced at L+325 bps (1.00% LIBOR Floor) and issued at par – Modify the restricted payment builder basket to i) replace the current Retained Excess Cash Flow grower construct with a grower construct to be based on 50% of Consolidated Net Income, and ii) amend other restricted payment provisions to permit the Purchase transaction – Remove the annual capex limitation and provide for greater flexibility to reinvest sale leaseback proceeds to grow the business Sponsors and the Management Team believe the Purchase and the additional capex flexibility will position 99¢ Only Stores for accelerated growth over the next several years (1) Pro forma for 180bps of same-store sale impact from Easter switch.

Financing Overview

Sources & Uses of Funds

Sources of Funds	$MM
Incremental Term Loan B	$100.0
Cash from Balance Sheet	33.8[1]
Total Sources	**$133.8**

Uses of Funds	$MM
Purchase Rollover Equity	$129.7[1]
Est. Fees & Expenses	4.1
Total Uses	**$133.8**

Pro Forma Capitalization

	At LBO (Oct-11)		Current		Pro Forma
($ in millions)	10/01/2011	Delta	06/29/2013	Delta	06/29/2013
Cash	$14.0	$33.0	$47.0[2]	($33.8)	$13.2
ABL Revolver ($175 million)	$10.0	($10.0)	$-	$-	$-
Term Loan B	525.0	(11.2)	513.8	-	513.8
Incremental Term Loan B		-	-	100.0	100.0
Capital Leases	0.4	(0.1)	0.3	-	0.3
Total Secured Debt	**$535.4**	**($21.2)**	**$514.2**	**$100.0**	**$614.2**
Net Total Secured Debt	*$521.4*	*($54.2)*	*$467.1*	*$133.8*	*$601.0*
Senior Notes	250.0	-	250.0	-	250.0
Total Debt	**$785.4**	**($21.2)**	**$764.2**	**$100.0**	**$864.2**
Net Total Debt	*$771.4*	*($54.2)*	*$717.1*	*$133.8*	*$851.0*
Total Equity / Implied Equity[3]	**$635.9**	**$158.6**	**$794.5**	**($133.8)**	**$660.7**
Total Capitalization	**$1,421.3**	**$137.4**	**$1,558.7**	**($33.8)**	**$1,524.9**
Enterprise Value[3]	**$1,407.3**	**$104.4**	**$1,511.6**	**-**	**$1,511.6**
LTM Financials					
Stores	288		322		322
Revenue	$1,475.2		$1,701.6		$1,701.6
PF Adjusted EBITDA	$148.6		$159.1		$159.1
PF Adjusted EBITDAR	$204.2		$223.2		$223.2
PF Cash Interest Expense	$65.1		$54.5		$53.6
Capital Expenditures	$69.1		$70.1		$70.1
LTM Credit Statistics					
Net Secured Debt / PF Adj. EBITDA	3.5x		2.9x		3.8x
Net Total Debt / PF Adj. EBITDA	5.2x		4.5x		5.3x
Net Rent Adj. Secured Debt / PF Adj. EBITDAR	4.7x		4.4x		5.0x
Net Rent Adj. Total Debt / PF Adj. EBITDAR	6.0x		5.5x		6.1x
PF Adj. EBITDA / Cash Interest Expense	2.3x		2.9x		3.0x
Equity / Total Capitalization	44.7%		51.0%		43.3%

(1) May be reduced by ~$15 million if bond consents not received, in which case will be paid over subsequent quarters.
(2) Adjusted for $21.0 million of A/P reclassification and pro forma for $3.3 million of excess cash flow payment.
(3) Current and Pro Forma implied equity value assumes EV multiple of 9.5x, consistent with multiple at time of the LBO Transaction.

6

7 Company Overview

8 Company Overview 99¢ Only Stores is a regular neighborhood shopping destination for customers’ grocery and general merchandise needs – Unique model combining traditional dollar store and grocery formats – Stores are conveniently located in densely populated urban locations – High brand awareness in core markets – Larger store size (~21,000 gross sq. ft.) than traditional dollar store format enables broad selection of attractively displayed merchandise • New stores targeting 15,000 to 20,000 gross sq. ft. – Open, bright, clean and inviting store environment 99¢ Only Stores offers extreme values on everyday merchandise in a unique retail format: – Primarily consumable general merchandise with a differentiated food and grocery offering, which includes perishables – Emphasis on name-brand products Product Mix: – ~60% everyday items / ~40% closeout items – ~55% food / ~41% general merchandise / ~4% seasonal – ~10% imports / ~90% domestic Industry Leading Metrics: – Sales per square foot: $321 vs. average of $196 for Family Dollar, Dollar Tree, and Dollar General – Average sales per store: $5.3 million vs. average of $1.5 million for Family Dollar, Dollar Tree, and Dollar General Unique Shopping Experience Resulting in Significant Brand Loyalty Note: Sales per square foot and average sales per store from most recent annual filings.

9 8.6% 5.0% 7.9% 8.0% 11.4% 59.1% Southern California Northern California Central California Arizona Nevada Texas 5.1% 5.3% 7.2% 7.8% 65.7% 8.8% Southern California Northern California Central California Arizona Nevada Texas Store Base Overview As of March 30, 2013 Geographic Breakdown of FY2013 Retail Sales (1) Attractive and entrenched footprint in high-density, mixed-income areas Source: Management. (1) Excludes Bargain Wholesale. Geographic Breakdown of FY2013 Retail EBITDA (1)

10 Household & Housewares 14.0% Health & Beauty Care 9.3% Food 55.8% Stationery & Party 5.4% Seasonal, 4.3% Hardware 2.8% Other 8.5% Grocery 26.5% Fresh Produce 11.2% Beverage 8.1% Deli 7.2% Frozen Foods 2.8% 0.0% 25.0% 50.0% 75.0% 100.0% Product Category Food Private - Label Brands Name - Brand Consumables Source: Management. Customers Shop 99¢ Only Stores First to Save More! Approximately 6,000 – 7,000 SKU’s per store and a differentiated assortment of name-brands and food and grocery items Merchandise Mix LTM 6/29/13 Merchandise Overview

11 Attractive Industry Fundamentals Long History of Consistent Strong Operating Performance Differentiated Retail Concept with Unique Positioning Strong Supplier Relationships and Sourcing Expertise Leading Store Footprint in Southwestern U.S. Key Investment Highlights

12 Recent Business Updates

Sustained Top-Line Momentum and Accelerating New Store Openings

Same-Store Sales Growth



LBO (10/1/11)
0.5%
5.9%
6.7%
8.5%
8.2%
4.5%
4.0%
4.3%
2.6%(1)
4.9%(1)
Q4'11
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13
Q3'13
Q4'13
Q1'14

- Sustained momentum throughout FY2013

(1) PF for-180 bps of same store sales shift from Q4'13 to Q1'14 due to Easter shift.

Recent Gross New Store Openings



2
3
7
7
6
Q1'13
Q2'13
Q3'13
Q4'13
Q1'14

- In aggregate, all new stores opened are performing in-line with plan
- Robust pipeline of new store openings
  - Seeing many highly attractive real estate opportunities in core markets that are expected to generate attractive payback and ROIs, consistent with historical openings
- Opportunistically explore more aggressive expansion of store base
  - Pursuit of any such opportunities would increase capital expenditures

13

14 Revenue Pro Forma Adjusted EBITDA $1,355.2 $1,423.9 $1,475.2 $1,531.7 $1,657.7 $1,701.6 $0 $300 $600 $900 $1,200 $1,500 $1,800 FY 2010 FY 2011 FY 2012 FY 2013 LTM 6/29/13 $130.4 $142.5 $148.6 $156.0 $158.6 $159.1 9.6% 10.0% 10.1% 10.2% 9.6% 9.4% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 FY 2010 FY 2011 FY 2012 FY 2013 LTM 6/29/13 Adj. EBITDA Adj. EBITDA % Margin At LBO 10/1/11 At LBO 10/1/11 Strong Revenue and EBITDA Growth ($ in millions) (1) (1) (1) PF for one-time benefit from second Easter in FY’13 ($11.0 million of sales and $4.3 million of EBITDA, respectively).

15 (1) 60 bps related to excess and obsolete inventory reserves taken in Q4 FY2013. (2) Since 10/1/2011. 99¢ Only Stores – Performance Since LBO ($ in millions) Store Information Number of Stores 11.8% LTM Operating Metrics Revenue 15.3% Sales per Square Foot (Latest FY) 10.3% Gross Profit 8.5% Gross Profit % (2.4%) Pro Forma Adjusted EBITDA 7.1% Pro Forma Adjusted EBITDA Margin % (0.7%) Credit Metrics Cumulative Operating Cashflow Net Secured Debt / PF Adj. EBITDA (0.6x) Net Total Debt / PF Adj. EBITDA (0.7x) PF Adj. EBITDA / Interest Expense 0.6x $160.0 2.3x 2.9x At LBO Announcement (Latest Period ended 10/1/2011) 288 $1,475.2 $291 $599.4 40.6% $148.6 10.1% Current (Latest Period ended 6/29/2013) 322 $159.1 9.4% $321 38.2% $650.5 $1,701.6 4.5x 3.5x 5.2x 2.9x (1) (2)

16 Q1 FY’13 (Ended 6/30/12) Q1 FY’14, As Reported (Ended 6/29/13) Q1 FY’14, PF Easter (Ended 6/29/13) Revenue $401.0 $433.9 $444.9 Comp Store Sales 4.5% 3.1% 4.9% Adjusted EBITDA $39.2 $35.5 $39.8 Adjusted EBITDA Margin 9.8% 8.2% 8.9% Q1 Financial Overview The Company continued its strong financial performance in the first quarter of fiscal 2014 Pro forma for Easter, revenue growth of 10.9% was driven primarily by 4.9% comp store sales growth as well as new stores opened in 2013 and Q1 2014 – Reported same-store sales of 3.1% was negatively affected by a shift in the Easter holiday compared to the same quarter last year – Reported same-store sales increase driven by 1.7% increase in transaction counts and 1.4% increase in average ticket Pro forma for Easter, Adjusted EBITDA was approximately flat at $39.8 million The decline Adjusted EBITDA margin is partially driven by the shift in product mix towards lower-margin categories of fresh produce, and other perishables $ in millions

17 Syndication Overview

18 Summary Terms & Conditions Borrower: 99¢ Only Stores (the “Borrower”) Guarantors: No change from existing credit agreement Security: No change from existing credit agreement Facilities: Existing $513.8 million Term Loan Facility Incremental $100.0 million Term Loan Facility Maturity: No change from the existing credit agreement (January 13, 2019) Margin: L+325 bps LIBOR Floor: 100 bps OID: Par All-in Yield: 4.25% Call Protection: 101% “soft” call for 6 months post close Amortization: No change from the existing credit agreement Mandatory Prepayments: No change from the existing credit agreement Key Other Credit Agreement Changes: Remove annual limitation on capital expenditures Proceeds of Exempt Permitted Sale-Leaseback Transactions (sale leasebacks of any assets acquired after January 13, 2012) may be reinvested in the business without restriction Amendments to provide the necessary restricted payment capacity to consummate the Purchase Modify existing Restricted Payment grower construct to be based on 50% of Consolidated Net Income

19 Transaction Timeline Event Date Lenders’ Call September 26th Commitments Due from Lenders October 3rd Finalize Documentation & Allocate October 4th Amendment Effectiveness / Close & Fund October 8th Key Date September 2013 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 October 2013 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31

20 Public Q&A

21 Appendix

22 EBITDA Reconciliation FY Ended 3M Ended 3M Ended LTM ($ in millions) 03/31/2013 06/30/2012 06/29/2013 06/29/2013 Net (Loss) Income (8.9) (4.9) 3.2 (0.9) Interest Expense, Net 60.6 15.4 14.7 59.9 (Benefit) Provision for Income Taxes (10.1) (2.8) 1.8 (5.6) Depreciation & Amortization 58.6 14.2 15.8 60.2 EBITDA $100.1 $21.9 $35.4 $113.6 Accrual Adjustments 3.6 (0.7) 0.0 4.3 Stock-Based Compensation 18.4 0.8 (1.6) 16.0 Merger Expenses 0.5 0.2 - 0.4 Texas Lease Termination Costs 0.3 0.1 (0.6) (0.3) Purchase Accounting Effect on Leases 1.5 0.4 0.4 1.5 Loss on Extinguishment of Debt 16.3 16.3 - - Executive Related Expenses 9.4 - 0.0 9.4 Impairment of Asset Held for Sale 0.5 - - 0.5 Inventory Adjustments 10.7 - - 10.7 Other 1.5 0.3 1.8 3.1 Adjusted EBITDA $162.9 $39.2 $35.5 $159.1 PF Easter Shift (4.3) - 4.3 - Adjusted EBITDA Incl. Easter Shift $158.6 $39.2 $39.8 $159.1